                                   EXHIBIT 12

                              THE GILLETTE COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES

Dollars in millions

                                                                      2001      2000      1999      1998      1997     1996
                                                                    --------  --------  --------  --------  --------   -----
Earnings:
     Income from continuing operations before income taxes           $1,342     1,288     1,912     1,656     2,065    1,403
     Interest expense                                                   145       223       136        94        78       77
     Interest portion of rental expense                                  31        25        20        17        16       17
     Amortization of capitalized interest                                 9         6         5         4         3        2
                                                                    --------  --------  --------  --------  --------   -----
     Earnings available for fixed charges                            $1,527     1,542     2,073     1,771     2,162    1,499
                                                                    ========  ========  ========  ========  ========   =====

Fixed Charges:
     Interest expense                                                $  145       223       136        94        78       77
     Interest capitalized                                                11        23        13        18        10       --
     Interest portion of rental expense                                  31        25        20        17        16       17
                                                                    --------  --------  --------  --------  --------   -----
     Total fixed charges                                             $  187       271       169       129       104       94
                                                                    ========  ========  ========  ========  ========   =====

RATIO OF EARNINGS TO FIXED CHARGES                                      8.2       5.7      12.3      13.7      20.8     15.9
                                                                    ========  ========  ========  ========  ========   =====